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                                                                    EXHIBIT 23.1


                          Independent Auditors' Consent

         We consent to the incorporation by reference in this Registration Statement of First Health Group Corp. on Form S-8 related to the First Health Group Corp. 2001 Stock Option Agreements with Edward L. Wristen of our reports dated February 19, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. and subsidiaries for the year ended December 31, 2000.

                                            /s/  Deloitte & Touche LLP


Chicago, Illinois
August 14, 2001